ASSIGNMENT OF REVENUES

THIS ASSIGNMENT OF REVENUES is made as of May 1, 2008 by MUDDY MINERAL EXPLORATION, LLC, a Wyoming limited liability company, with a mailing address of P.O. Box 459, Casper, Wyoming 82601 (“Assignor”), in favor of AMERIWEST ENERGY CORP., a Nevada corporation, with a mailing address of 123 West 1st Street, Suite 215, Casper Wyoming 82601 (together with its successors and assigns, “Assignee”).

WITNESSETH:

Assignor, for good and valuable consideration, including without limitation, in accordance with that certain Letter of Intent between Assignor and Assignee dated July 18, 2007, as amended, the receipt of which is hereby acknowledged, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign, convey, set over and deliver unto Assignee all right, title and interest of Assignor in, to and under all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the oil, gas and mineral leases described in Exhibit A attached hereto and incorporated herein, and all guaranties, amendments, extensions and renewals of said leases and any of them, all of which are hereinafter called the “Leases” which may now or hereafter be or become due or owing under the Leases, and any of them.

Assignor represents, warrants, covenants and agrees with Assignee as follows:

(a) This Assignment entitles Assignee 99.5% of the Working Interest in the Leases and the right to receive not less than 77.6% Net Revenue Interest of all Hydrocarbons produced, saved and marketed from each of the Leases.

(b) The Leases are and shall be valid and enforceable in accordance with their terms and have not been altered, modified, amended, terminated, canceled, renewed or surrendered nor have any of the terms and conditions thereof been waived in any manner whatsoever except as disclosed in writing to Assignee.

(c) There are no defaults now existing under any of the Leases, and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases. Assignor shall give prompt notice to Assignee of any notice received by Assignor claiming that a default has occurred under any of the Leases on the part of Assignor, together with a complete copy of any such notice.

The parties further agree as follows:

This Assignment is an absolute, present assignment from Assignor to Assignee, effective immediately. Assignee has the immediate right to receive and collect all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases. Assignee further agrees to assume all costs and expenses associated with producing all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases.

Assignor hereby irrevocably appoints Assignee its true and lawful attorney with power of substitution and with full power for Assignee in its own name and capacity or in the name and capacity of Assignor, to demand, collect, receive and give complete acquittances for any and all rents, issues, profits, proceeds, products, revenues and other income accruing from the Leases, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or desirable in order to collect and enforce the payment of the rents, issues, profits, proceeds, products, revenues and other income. Such appointment is coupled with an interest and is irrevocable.

Assignee is hereby vested with full power to use all measures, legal and equitable, deemed by it to be necessary or proper to enforce this Assignment and to collect the rents, issues, profits, proceeds, products, revenues and other income assigned hereunder, including the right of Assignee or its designee to enter upon the property underlying the Leases, or any part thereof, and take possession of all or any part of said property. Assignee shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor in the Leases.

If any term of this Assignment, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

The terms “Assignor” and “Assignee” shall be construed to include the legal representatives, successors and assigns thereof. This Assignment may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. This Assignment shall be governed by and construed in accordance with the laws of the State of Wyoming.

IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be executed and delivered as of the date first above written.

ASSIGNOR:

MUDDY MINERAL EXPLORATION, LLC
a Wyoming limited liability company

By:
Name:
Title:

ASSIGNEE:

AMERIWEST ENERGY CORP.
a Nevada corporation

By:
Name:
Title:

EXHIBIT A

Lease Schedule